UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2004
Date of Report (Date of earliest event reported)

VNUS Medical Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2200 Zanker Road, Suite F
San Jose, California 95131
(Address of principal executive offices) (Zip Code)

(408) 473-1100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 16, 2004, VNUS Medical Techologies, Inc. (“VNUS”) issued a press release announcing its financial results for the third fiscal quarter ended September 30, 2004. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

VNUS is holding a webcast and investor conference beginning at 2:00 p.m. Pacific Time on Tuesday, November 16, 2004 to disclose its financial results for the fiscal quarter ended September 30, 2004. The webcast can be accessed live through the VNUS website, www.vnus.com. Replays of the webcast will also be available beginning Tuesday, November 16, 2004 at 5:00 p.m. Pacific Time and can be accessed through www.vnus.com. A telephonic replay will also be available from Tuesday, November 16, 2004 at 5:00 p.m. Pacific Time until Tuesday, November 23, 2004 at 5:00 p.m. Pacific Time, by dialing (719) 457-0820, passcode #917578.

This Current Report on Form 8-K and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K and the press release is not incorporated by reference into any filings of VNUS, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing unless explicitly incorporated by specific reference into such filing.

Item 9.01. Financial Statement and Exhibits

     (c) Exhibits.

Exhibit
Number	Document
99.1	Press Release of VNUS Medical Technologies, Inc., dated November 16, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUS MEDICAL TECHNOLOGIES, INC.

Date: November 16, 2004	By:	/s/ Timothy A. Marcotte

Timothy A. Marcotte
Chief Financial Officer and Vice
President, Finance and
Administration

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EXHIBIT INDEX

Exhibit
Number	Document
99.1	Press Release of VNUS Medical Technologies, Inc., dated November 16, 2004.

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